SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)              September 28, 2004

UBIQUITEL INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	000-30761	23-3017909
(State or Other Jurisdiction of Incorporation	(Commission File No.)	(IRS Employer Identification No.)

ONE WEST ELM STREET, SUITE 400, CONSHOHOCKEN, PENNSYLVANIA		19428
(Address of principal executive office)		(Zip code)

Registrant’s telephone number, including area code: (610) 832-3311

Not Applicable

(Former Names or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events.

On September 28, 2004, UbiquiTel Inc. announced that its wholly owned subsidiary, UbiquiTel Operating Company, has commenced a cash tender offer and consent solicitation for any and all of its outstanding 14% Senior Subordinated Discount Notes due 2010 and any and all of its outstanding 14% Senior Discount Notes due 2010, in the following press release:

FOR IMMEDIATE RELEASE	CONTACT:

Dava Guerin
Guerin Public Relations, Inc.
(215) 914-2040 or (215) 262-0740 (wireless)

or

Tayo Ogundipe
UbiquiTel Inc.
(610) 832-3340

UBIQUITEL ANNOUNCES

TENDER OFFER AND CONSENT SOLICITATION

CONSHOHOCKEN, Pa. – September 28, 2004 - UbiquiTel Inc. (Nasdaq: UPCS) announced today that its wholly owned subsidiary, UbiquiTel Operating Company (“Operating Company”), has commenced a cash tender offer and consent solicitation for any and all of its outstanding 14% Senior Subordinated Discount Notes due 2010 (the “Subordinated Notes”) (CUSIP No. 903473AC0) and any and all of its outstanding 14% Senior Discount Notes due 2010 (the “Senior Notes”) (CUSIP No. 90348AAA7, 90348AAC3, 90348AAB5) (collectively, the “Notes”).

The total consideration per $1,000 principal amount of each series of Notes validly tendered and not withdrawn pursuant to the tender offer prior to 5:00 p.m., New York City time, on October 12, 2004 (the “Consent Payment Deadline”) will be equal to the present value on the initial payment date of $1,070.00 (i.e., the redemption price for each series of Notes on April 15, 2005, which is the earliest redemption date for each series of Notes), determined based on a fixed spread of 50 basis points over the yield on the Price Determination Date of the 1-5/8% U.S. Treasury Note due March 31, 2005.  The Price Determination Date will be 2:00 p.m., New York City time, on October 13, 2004 (unless Operating Company extends the tender offer prior to the Price Determination Date, in which case it will be on the tenth business day prior to expiration of the tender offer).  Holders who validly tender their Notes by the Consent Payment Deadline will receive payment on the initial payment date, which is expected to be on or about October 14, 2004.

In connection with the tender offer, Operating Company is soliciting consents to certain proposed amendments to eliminate substantially all of the restrictive covenants in the indentures governing each series of Notes. Operating Company is offering to make a consent payment of $30.00 per $1,000 principal amount of each series of Notes (which is included in the total consideration described above) to holders who validly tender their Notes and deliver their consents at or prior to the Consent Payment Deadline.

Holders who tender their Notes after the Consent Payment Deadline will not receive the consent payment. Holders may not tender their Notes without delivering consents or deliver consents without tendering their Notes.

The tender offer is scheduled to expire at 12:00 midnight, New York City time, on October 26, 2004, unless extended or earlier terminated (the “Expiration Time”).  Payment for any Notes tendered after the Consent Payment Deadline will be made promptly after the Expiration Time. Tendered Notes may not be withdrawn and consents may not be revoked after 5:00 p.m., New York City time, on October 12, 2004.

Operating Company intends to finance the tender offer with the proceeds from a private placement of senior notes pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended, together with other available funds.

The tender offer is subject to the satisfaction of certain conditions, including a financing condition and a requisite consent condition, among other general conditions. The tender offer and consent solicitation are made solely upon the terms and conditions in the Offer to Purchase and Consent Solicitation Statement and related Consent and Letter of Transmittal, each dated September 28, 2004, copies of which may be obtained from D.F. King & Co., Inc., the information agent for the tender offer, at (800) 714-3313 (U.S. toll free) and (212) 269-5550 (collect).

Operating Company has engaged Banc of America Securities LLC and Bear, Stearns & Co. Inc. to act as dealer managers in connection with the tender offer and solicitation agents in connection with the consent solicitation.  Questions regarding the tender offer and consent solicitation may be directed to Banc of America Securities LLC, High Yield Special Products, at (888) 292-0070 (U.S. toll-free) and (704) 388-9217 (collect), or Bear, Stearns & Co. Inc. at (877) 693-BEAR (U.S. toll-free).

This announcement is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consents with respect to any securities.

About UbiquiTel Inc.

UbiquiTel is the exclusive provider of Sprint digital wireless mobility communications network products and services under the Sprint brand name to midsize markets in the Western and Midwestern United States that include a population of approximately 10.0 million residents and cover portions of California, Nevada, Washington, Idaho, Wyoming, Utah, Indiana and Kentucky.

Statements contained in this news release that are forward-looking statements are subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the “safe-harbor” provisions of the private Securities Litigation Reform Act of 1995 and are made based on management’s current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in UbiquiTel’s forward-looking statements, including the following factors: the ability of UbiquiTel to obtain financing to consummate the tender offer; UbiquiTel’s dependence on its affiliation with Sprint; the competitiveness of and changes in Sprint’s pricing plans, products and services; increased competition in UbiquiTel’s markets; rates of penetration in the wireless communications industry; the potential to experience a high rate of customer turnover; customer quality; potential declines in roaming revenue; UbiquiTel’s reliance on the timeliness, accuracy and sufficiency of financial and other data and information received from Sprint; the ability of Sprint to provide back office, customer care and other services; the potential impact of wireless local number portability; anticipated future net losses;

UbiquiTel’s debt level; adequacy of bad debt and other reserves; UbiquiTel’s ability to manage anticipated growth and rapid expansion; changes in population; changes or advances in technology; effects of mergers and consolidations within the wireless communications industry and unexpected announcements or developments from others in the wireless communications industry; and general market and economic conditions. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from UbiquiTel’s forward-looking statements are included in UbiquiTel’s filings with the Securities and Exchange Commission (“SEC”), specifically in the “Business-Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of its Annual Report on Form 10-K for the fiscal year ended December 31, 2003, and in subsequent filings with the SEC.  Except as otherwise required under federal securities laws and the rules and regulations of the SEC, the company does not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UBIQUITEL INC.

Date: September 29, 2004	By:	/s/ James J. Volk
James J. Volk
Chief Financial Officer